Ex. (i)(5)

October 10, 2007

The Trustees of

JennisonDryden Portfolios

Gateway Center Three

100 Mulberry Street

Newark, NJ 07102-4077

Ladies and Gentlemen:

You have requested our opinion, as your special Massachusetts counsel, as to certain matters of Massachusetts law relating to the organization and shares of JennisonDryden Portfolios, a trust with transferable shares (the “Trust”), which was established under Massachusetts law pursuant to a Declaration of Trust dated September 18, 1986, as amended to date (the “Declaration”). We understand that our opinion is requested in connection with the filing by the Trust with the Securities and Exchange Commission (the “SEC”) of Post-Effective Amendment No. 36 to its Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “Securities Act”), Registration No. 33-9269, and Amendment No. 36 to its Registration Statement under the Investment Company Act of 1940, as amended, Registration No. 811-4864 (collectively, the “Amendment”), relating to the shares and classes of shares of beneficial interest, $.01 par value per share, of the Jennison Value Fund and Dryden U.S. Equity Active Extension Fund (the “Shares”), and that you wish to file this letter with the SEC as an exhibit to the Amendment.

For purposes of rendering the opinions stated herein, we have examined and are familiar with the Declaration, and we have reviewed a proof of the Amendment which we are informed is substantially the form to be filed with the SEC, including the form of the Prospectus (the “Prospectus”) and the Statement of Additional Information (the “SAI”) to be included therein, records of the actions taken by the Trustees of the Trust to authorize the issuance and sale of the Shares of its several classes, the By-laws of the Trust, as currently in effect, certificates of officers of the Trust and of public officials as to matters of fact relevant to such opinions, and such other documents and instruments, certified or otherwise identified to our satisfaction, and such questions of law and fact, as we have considered necessary or appropriate for purposes of giving such opinions. We call to your attention that, in doing so, we have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as copies, which we have not independently verified.

Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under the laws of Massachusetts:

1.	The Trust is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.
2.

The Trust is authorized to issue an unlimited number of Shares; the Shares of each class subject to the Registration Statement have been duly and validly authorized by all requisite action of the Trustees of the Trust, and no action by the shareholders of the Trust is required in such connection.

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The Trustees of

JennisonDryden Portfolios	-2 -	October 10, 2007

3.	The Shares, when duly sold, issued and paid for as contemplated by the Prospectus and the SAI, will be validly and legally issued, fully paid and nonassessable by the Trust.

With respect to the opinion expressed in paragraph 3 above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

This letter expresses our opinions as to the provisions of the Declaration and the laws of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws.

This opinion is limited to the present laws of The Commonwealth of Massachusetts (as such laws are applied by state and federal courts located in Massachusetts) and to the present judicial interpretations thereof and to the facts as they presently exist. We express no opinion with respect to, or as to the effect of the laws of, any other jurisdiction.

The opinions expressed herein are based upon the law and circumstances as they are in effect or exist on the date hereof, and we assume no obligation to revise or supplement this letter in the event of future changes in the law or interpretations thereof or to reflect circumstances which may hereafter come to our attention.

This opinion is solely for your benefit and may not be otherwise quoted or relied upon by any person or entity without our prior express written consent.

We do, however, consent to your filing this letter with the SEC as an exhibit to the Amendment, but we do not thereby concede that we come within the class of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP

{B0370766; 1}